Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES THIRD QUARTER RESULTS

MONDOVI, Wis., October 17, 2024 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $3.8 million, or 5 cents per diluted share, for the third quarter ended September 30, 2024, compared with $13.6 million, or 17 cents per diluted share, for the third quarter of 2023. For the nine-month period ended September 30, 2024, net income was $21.3 million, or 26 cents per diluted share, compared with $58.0 million, or 71 cents per diluted share, for the 2023 nine-month period.

Operating revenue was $237.4 million for the third quarter of 2024 compared with $279.5 million for the third quarter of 2023. Excluding fuel surcharges, operating revenue was $207.9 million for the 2024 quarter compared with $239.1 million for the 2023 quarter. Fuel surcharge revenue decreased to $29.5 million for the 2024 quarter from $40.5 million for the 2023 quarter.

Operating revenue was $733.3 million for the first nine months of 2024 compared with $863.2 million for the first nine months of 2023. Excluding fuel surcharges, operating revenue was $637.1 million for the 2024 period compared with $742.6 million for the 2023 period. Fuel surcharge revenue decreased to $96.1 million for the 2024 period compared with $120.6 million for the 2023 period.

Operating income was $4.3 million for the third quarter of 2024 compared with $17.2 million for the third quarter of 2023.

Operating income was $26.5 million for the first nine months of 2024 compared with $74.5 million for the first nine months of 2023.

Operating expenses as a percentage of operating revenue were 98.2% for the 2024 quarter and 93.8% for the 2023 quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 97.9% for the 2024 quarter and 92.8% for the 2023 quarter.

Operating expenses as a percentage of operating revenue were 96.4% for the first nine months of 2024 and 91.4% for the first nine months of 2023. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 95.8% for the 2024 period and 90.0% for the 2023 period.

Executive Chairman Randolph L. Marten stated, “Our earnings were heavily pressured by the considerable duration and depth of the freight market recession’s oversupply and weak demand - and the cumulative impact of inflationary operating costs and freight rate reductions, which has also led to freight network disruptions. Our unique multifaceted business model’s value is highlighted by the operating results this year for our dedicated, brokerage and MRTN de Mexico operations.”

“This quarter was the first quarter with sequential improvement in our combined truckload and dedicated rate per total mile since the fourth quarter of 2022.”

“We are seeing increased interest by our customers to secure dedicated capacity. The recent addition of new multi-year dedicated programs for an additional 133 drivers, which I mentioned in our second quarter earnings release, has increased to 149 drivers, who we expect to be substantially in service by the end of this year. Additionally, we extended each of our contracts for dedicated programs due in the third quarter covering 337 of our drivers.”

“We are focused on minimizing the freight market’s impact on our operations while investing in and positioning our operations to capitalize on profitable organic growth opportunities, with fair compensation for our premium services, across each of our business operations for what comes next in the freight cycle as the market moves toward equilibrium.”

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across Marten’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	September 30,	December 31,
(In thousands, except share information)	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,990	$53,213
Receivables:
Trade, net	93,539	105,501
Other	6,893	10,356
Prepaid expenses and other	26,853	27,512
Total current assets	170,275	196,582

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,192,736	1,162,336
Accumulated depreciation	(364,712)	(370,103)
Net property and equipment	828,024	792,233
Other noncurrent assets	1,705	1,524
Total assets	$1,000,004	$990,339

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,282	$36,516
Insurance and claims accruals	42,946	47,017
Accrued and other current liabilities	26,521	26,709
Total current liabilities	116,749	110,242
Deferred income taxes	116,443	122,462
Noncurrent operating lease liabilities	351	249
Total liabilities	233,543	232,953

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,447,838 shares at September 30, 2024, and 81,312,168 shares at December 31, 2023, issued and outstanding	814	813
Additional paid-in capital	52,225	49,789
Retained earnings	713,422	706,784
Total stockholders’ equity	766,461	757,386
Total liabilities and stockholders’ equity	$1,000,004	$990,339

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2024	2023	2024	2023

Operating revenue	$237,366	$279,538	$733,276	$863,233

Operating expenses (income):
Salaries, wages and benefits	83,442	92,620	258,723	287,468
Purchased transportation	44,862	49,673	129,911	152,075
Fuel and fuel taxes	35,781	48,695	114,151	137,706
Supplies and maintenance	16,464	17,896	49,006	51,291
Depreciation	27,392	29,017	84,125	87,974
Operating taxes and licenses	2,505	2,821	7,619	8,345
Insurance and claims	13,759	13,254	37,975	40,805
Communications and utilities	2,166	2,584	6,834	7,625
Gain on disposition of revenue equipment	(881)	(3,014)	(4,584)	(11,810)
Other	7,607	8,762	23,023	27,301

Total operating expenses	233,097	262,308	706,783	788,780

Operating income	4,269	17,230	26,493	74,453

Other	(922)	(1,017)	(2,732)	(2,938)

Income before income taxes	5,191	18,247	29,225	77,391

Income taxes expense	1,437	4,649	7,936	19,417

Net income	$3,754	$13,598	$21,289	$57,974

Basic earnings per common share	$0.05	$0.17	$0.26	$0.71

Diluted earnings per common share	$0.05	$0.17	$0.26	$0.71

Dividends declared per common share	$0.06	$0.06	$0.18	$0.18

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2024	2023	2024 vs. 2023	2024 vs. 2023
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$93,278	$96,516	$(3,238)	(3.4)%
Truckload fuel surcharge revenue	15,146	17,711	(2,565)	(14.5)
Total Truckload revenue	108,424	114,227	(5,803)	(5.1)

Dedicated revenue, net of fuel surcharge revenue	62,898	82,963	(20,065)	(24.2)
Dedicated fuel surcharge revenue	12,123	18,834	(6,711)	(35.6)
Total Dedicated revenue	75,021	101,797	(26,776)	(26.3)

Intermodal revenue, net of fuel surcharge revenue	12,289	18,122	(5,833)	(32.2)
Intermodal fuel surcharge revenue	2,220	3,925	(1,705)	(43.4)
Total Intermodal revenue	14,509	22,047	(7,538)	(34.2)

Brokerage revenue	39,412	41,467	(2,055)	(5.0)

Total operating revenue	$237,366	$279,538	$(42,172)	(15.1)%

Operating income/(loss):
Truckload	$(142)	$2,738	$(2,880)	(105.2)%
Dedicated	3,056	11,286	(8,230)	(72.9)
Intermodal	(1,542)	(1,074)	(468)	(43.6)
Brokerage	2,897	4,280	(1,383)	(32.3)
Total operating income	$4,269	$17,230	$(12,961)	(75.2)%

Operating ratio:
Truckload	100.1%	97.6%
Dedicated	95.9	88.9
Intermodal	110.6	104.9
Brokerage	92.6	89.7
Consolidated operating ratio	98.2%	93.8%

Operating ratio, net of fuel surcharges:
Truckload	100.2%	97.2%
Dedicated	95.1	86.4
Intermodal	112.5	105.9
Brokerage	92.6	89.7
Consolidated operating ratio, net of fuel surcharges	97.9%	92.8%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2024	2023	2024 vs. 2023	2024 vs. 2023
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$284,346	$300,104	$(15,758)	(5.3)%
Truckload fuel surcharge revenue	48,152	51,887	(3,735)	(7.2)
Total Truckload revenue	332,498	351,991	(19,493)	(5.5)

Dedicated revenue, net of fuel surcharge revenue	202,080	257,231	(55,151)	(21.4)
Dedicated fuel surcharge revenue	40,667	56,000	(15,333)	(27.4)
Total Dedicated revenue	242,747	313,231	(70,484)	(22.5)

Intermodal revenue, net of fuel surcharge revenue	38,230	60,277	(22,047)	(36.6)
Intermodal fuel surcharge revenue	7,315	12,724	(5,409)	(42.5)
Total Intermodal revenue	45,545	73,001	(27,456)	(37.6)

Brokerage revenue	112,486	125,010	(12,524)	(10.0)

Total operating revenue	$733,276	$863,233	$(129,957)	(15.1)%

Operating income/(loss):
Truckload	$1,462	$22,348	$(20,886)	(93.5)%
Dedicated	18,964	39,143	(20,179)	(51.6)
Intermodal	(2,420)	(452)	(1,968)	(435.4)
Brokerage	8,487	13,414	(4,927)	(36.7)
Total operating income	$26,493	$74,453	$(47,960)	(64.4)%

Operating ratio:
Truckload	99.6%	93.7%
Dedicated	92.2	87.5
Intermodal	105.3	100.6
Brokerage	92.5	89.3
Consolidated operating ratio	96.4%	91.4%

Operating ratio, net of fuel surcharges:
Truckload	99.5%	92.6%
Dedicated	90.6	84.8
Intermodal	106.3	100.7
Brokerage	92.5	89.3
Consolidated operating ratio, net of fuel surcharges	95.8%	90.0%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2024	2023	2024	2023
Truckload Segment:
Revenue (in thousands)	$108,424	$114,227	$332,498	$351,991
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,187	$4,285	$4,090	$4,442
Average tractors(1)	1,695	1,714	1,776	1,732
Average miles per trip	533	529	533	515
Non-revenue miles percentage(2)	12.2%	12.1%	12.1%	12.4%
Total miles (in thousands)	39,288	39,093	119,838	116,651

Dedicated Segment:
Revenue (in thousands)	$75,021	$101,797	$242,747	$313,231
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,693	$3,900	$3,744	$3,949
Average tractors(1)	1,296	1,619	1,379	1,670
Average miles per trip	311	339	321	335
Non-revenue miles percentage(2)	1.3%	1.3%	1.2%	1.2%
Total miles (in thousands)	26,571	33,039	83,882	101,948

Intermodal Segment:
Revenue (in thousands)	$14,509	$22,047	$45,545	$73,001
Loads	4,119	6,327	13,172	19,871
Average tractors	104	154	117	168

Brokerage Segment:
Revenue (in thousands)	$39,412	$41,467	$112,486	$125,010
Loads	24,628	24,077	67,389	67,483

At September 30, 2024 and September 30, 2023:
Total tractors(1)	3,080	3,454
Average age of company tractors (in years)	1.8	1.8
Total trailers	5,456	5,726
Average age of company trailers (in years)	5.2	4.4
Ratio of trailers to tractors(1)	1.8	1.7
Total refrigerated containers	786	788

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2024	2023	2024	2023

Net cash provided by operating activities	$29,478	$28,132	$111,021	$126,333
Net cash used for investing activities	(59,222)	(35,831)	(107,247)	(124,470)
Net cash used for financing activities	(4,465)	(4,762)	(13,997)	(14,396)

Weighted average shares outstanding:
Basic	81,437	81,306	81,389	81,260
Diluted	81,492	81,454	81,460	81,414

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 94 and 99 tractors as of September 30, 2024 and 2023, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.